UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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The following is a press release issued on November 5, 2007:

XM and SIRIUS Highlight More Support for Merger

NASCAR, U.S. Senators and On-Air Talent Highlight Substantial Consumer Benefits of Merger

WASHINGTON, DC and NEW YORK, NY – November 5, 2007 – XM Satellite Radio (NASDAQ: XMSR) and SIRIUS Satellite Radio (NASDAQ: SIRI) today highlighted additional support the two companies have received for their pending merger. The new comments further illustrate the substantial and wide ranging benefits that the combination would offer consumers, including more programming options, lower prices and individually tailored packages. These new endorsements add to the growing list of individuals, businesses and organizations, such as the League of Rural Voters, the NAACP, the League of United Latin American Citizens (LULAC) and the National Council of Women’s Organizations, among others, that support the merger. Recent support includes:

NASCAR

In a filing with the Federal Communications Commission (FCC), on behalf of NASCAR fans who subscribe to satellite radio, NASCAR Digital Entertainment joined the list of prominent American owned businesses endorsing the merger:

“We hope that the proposed merger will lead to more flexible programming options for consumers, which will lead to an increase in the number of people that receive NASCAR-related satellite radio programming. Also, I understand that, post-merger, NASCAR fans that are satellite radio subscribers will be able to enjoy the best of both SIRIUS and XM without having to purchase two radios or pay for two separate subscriptions.” - (Paul Brooks, NASCAR Digital Entertainment, October 15, 2007)

U.S. Senators

Senators John Ensign (R-NV) and Jim DeMint (R-SC) joined the growing list of Members of Congress to publicly recognize the benefits the merger offers to the American public.

“SIRIUS and XM have responded to the market’s desire for more choice, and we applaud them for voluntarily offering subscribers new and innovative listening options. We are particularly pleased that they will offer family-friendly options that allow subscribers to block adult programming.” - (Senator Jim DeMint, October 29, 2007)

“This is a great example of how private industry can and will respond to the demands of consumers without the need for government intervention. We hope that other entertainment providers will follow XM-SIRIUS’ lead and offer Americans increased choices and customization.” - (Senator John Ensign, October 29, 2007)

On-Air Talent

Former U.S. Senator Bill Bradley, professional skateboarding legend Tony Hawk and progressive talk radio and television personality Bill Press have also joined the thousands of individuals who have registered their support for the merger with the FCC.

“Merger synergies will decrease duplicative programming and result in expanded variety and more unique content unavailable anywhere else. Additionally, these synergies will also allow the companies to offer new programming options – customers will be able to select packages that include content from both XM and SIRIUS. For the first time ever in subscription media, consumers will also have the option of a la carte programming, where they can truly tailor their radio to fit their listening tastes.” - (Former Senator Bill Bradley, October 10, 2007)

“Many of satellite radio’s biggest fans are young consumers who are drawn to the cutting edge music and other progressive content offered on SIRIUS and XM. I understand that the merger will allow the new company to offer a variety of exciting new programming packages, some of which will enable subscribers to chose specific channels at lower monthly prices than are available today.” - (Tony Hawk, October 30, 2007)

“I support the merger because it will best serve the listening public by providing a strong, national platform for the great diversity of voices and opinions that are the fabric of America – especially progressive voices, which are seldom heard on terrestrial radio.” -  (Bill Press, October 18, 2007)

More information on the SIRIUS-XM merger can be found at www.SIRIUSmerger.com or www.XMmerger.com.

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About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR and NBA, and broadcasts live play-by-play games of the NFL and NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TVTM is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s TV programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam's Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

About XM

XM is America’s number one satellite radio company with more than 8.5 million subscribers.

Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM's 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM's industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS has filed with the SEC a Registration Statement on Form S-4 containing a definitive Joint Proxy Statement/Prospectus and each of SIRIUS and XM may file with the SEC other documents regarding the proposed transaction. The Joint

Proxy Statement/Prospectus was first mailed to stockholders of SIRIUS and XM on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E. Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

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SIRIUS

Media Relations

Patrick Reilly

212-901-6646

PReilly@siriusradio.com

Kelly Sullivan

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

ksullivan@joelefrank.com

XM

Media Relations

Nathaniel Brown

212-708-6170

Nathaniel.Brown@xmradio.com

Chance Patterson

202-380-4318

Chance.Patterson@xmradio.com